UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	1-8032	75-6279898
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

TexasBank, Trust Department
2525 Ridgmar Boulevard, Suite 100
Fort Worth, Texas		76116
(Address of principal		(Zip code)
executive offices)

Registrant’s telephone number, including area code: (866) 809-4553

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

     On January 20, 2004, TexasBank, in its capacity as trustee (the “Trustee”) of the San Juan Basin Royalty Trust (the “Trust”), issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, that the Trustee intends to conduct a meeting of unit holders in 2004 to amend the Trust’s Amended and Restated Royalty Trust Indenture.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press release, dated January 20, 2004.

Item 12. Results of Operations and Financial Condition.

     On January 20, 2004, the Trustee issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing a monthly cash distribution to the holders of its units of beneficial interest of $5,368,727.88, or $0.115187 per unit, based principally upon production during the month of November 2003.

     In accordance with general instruction B.6 to Form 8-K, the information in this Form 8-K furnished pursuant to Item 12 shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXASBANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

By:	/s/ Lee Ann Anderson

Lee Ann Anderson
Vice President and Trust Officer

Date: January 21, 2004

(The Trust has no directors or executive officers.)

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated January 20, 2004.